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                                                                    Exhibit 99.3

State Automobile Mutual Insurance Company
518 East Broad Street
Columbus, Ohio 43215



September 2, 2003

Mr. Gregory M. Shepard
Chairman, President and Secretary
State Auto Financial Acquisition Corporation
980 North Michigan Avenue
Chicago, Ill. 60611


Sir:

      I am directed by the Board of Directors of State Automobile Mutual Insurance Company (SAM) to respond to your letter of Aug. 21, 2003. This is to inform you that the SAM Board, in a meeting yesterday, unanimously rejected your proposals, and specifically rejected taking those actions by SAM which were required to meet the conditions of your offer.

      SAM Board members acted on the unanimous recommendation of a Special Independent Committee of its outside directors, who sought and received the advice of independent outside advisors in reaching their determination.

      SAM, its Board and its Special Independent Committee have complied with all legal requirements in responding to the demands of your letter.

                                          Sincerely,

                                          /s/ Robert H. Moone
                                          Chairman and Chief Executive Officer